                            _______________ Shares

                         CONTINENTAL CABLEVISION, INC.

                             CLASS A COMMON STOCK
                           PAR VALUE $.01 PER SHARE



                            UNDERWRITING AGREEMENT



October __, 1995

                                               October __, 1995


Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
Lazard Freres & Co. LLC
c/o Morgan Stanley & Co.
      Incorporated
    1585 Broadway
    New York, New York  10036-8293

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette
  Securities Corporation
Lazard Brothers & Co., Limited
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

     CONTINENTAL CABLEVISION, INC., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) ____ shares of its Class A Common Stock, par value $.01 per share (the "Firm Shares").

     It is understood that, subject to the conditions hereinafter stated, ____________ Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and __________ Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Lazard Freres & Co. LLC shall act as representatives (the "U.S. Representatives") of the several

U.S. Underwriters, and Morgan Stanley & Co. International Limited, Donaldson, Lufkin & Jenrette Securities Corporation and Lazard Brothers & Co., Limited shall act as the representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional __________ shares of its Class A Common Stock, par value $.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The shares of Class A Common Stock, par value $.01 per share, and the shares of Class B Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter collectively referred to as the Common Stock.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 33-____), including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration

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Statement" shall be deemed to include such Rule 462 Registration Statement.

     1.  Representations and Warranties.  The Company represents and warrants
         ------------------------------
to, and agrees with, each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
     (iii) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus or any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each of the subsidiaries of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each

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     jurisdiction in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (f) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (g) The Shares have been duly authorized by all necessary corporate action and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, that is material to the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters as contemplated by this Agreement, and except for those required under the Securities Act and the rules thereunder (all of which have been obtained).

          (j) There has not occurred any material adverse change, or any development of which the Company has knowledge involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this

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     Agreement).

          (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (n) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (o) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.


          2.   Agreements to Sell and Purchase.  The Company hereby agrees to
               -------------------------------
sell to the several Underwriters named in Schedules I and II hereto, and each Underwriter, upon the basis of the representations and warranties herein

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contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite their names at $_____ a share (the "Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to __________ Additional Shares at the Purchase Price. If the U.S. Underwriters elect to exercise such option, they shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares

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of Class A Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued pursuant to existing employee benefit plans of the Company or (D) up to an aggregate of ___% of the shares of Common Stock outstanding on the date hereof to be issued in connection with acquisitions by the Company, provided that (1) the recipient of shares pursuant to this clause
             --------
(D) shall agree to be bound by the provisions of clauses (i) and (ii) above for the balance of such 180 day period and (2) registration rights, if any, granted in respect of shares issued pursuant to this clause (D) shall not require the Company to file, and the Company shall not file, a registration statement in respect thereof prior to the end of such 180 day period.

          3.  Terms of Public Offering.  The Company is advised by you that the
              ------------------------
Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

          Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of Article III of the Agreement Between U.S. and International Underwriters of even date herewith. Each International Underwriter hereby makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth and ninth paragraphs of Article III of such Agreement.


          4.  Payment and Delivery.  Payment for the Firm Shares shall be made
              --------------------
by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on ____________, 1995, or at such other time on the same or such other date, not later than _________, 1995, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

          Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on the date specified in the notice described in Section 2 or on such other date, in any event not later than _________, 1995, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date." The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.


          5.  Conditions to the Underwriters' Obligations.  The obligations of
              -------------------------------------------
the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 P.M. (New York time) on the date hereof.

          The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission;

              (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, or review for a possible downgrading, in the rating accorded any of the Company's securities by any

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     "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

             (iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), that, in the Underwriters' reasonable judgment, is material and adverse and that makes it, in the Underwriters' reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses (i) and (ii) above, and to the effect that (1) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date,
     (2) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (3) there has not occurred any material adverse change or, to the knowledge of such officer, any development which is likely to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Worcester, a Registered Limited Liability Partnership under the laws of the State of New York, counsel for the Company, dated the Closing Date, to the effect that

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company;

              (ii) each of Colony Communications, Inc., American Cablesystems Corporation, Continental Cablevision of Ohio, Inc. and Continental Cablevision of Massachusetts, Inc., wholly owned subsidiaries of the Company listed in such opinion has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company;

             (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

              (iv) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

               (v) the Shares have been authorized by all necessary corporate action and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

              (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company;

             (vii) the execution, delivery and performance of this Agreement by the Company will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company, and other than such consents, approvals or authorizations as may be required by state securities or Blue Sky laws, no consent, approval or authorization of any governmental body is required for the performance by the Company of its obligations under this Agreement, except such as are specified and have been obtained;

            (viii) to such counsel's knowledge and except as otherwise provided in the Prospectus, no holder of any shares of the Company's Common Stock has a right to have any such shares registered under the Registration Statement together with the Firm Shares;

             (ix) the statements (1) in the Prospectus under the captions "Risk Factors -- Shares Eligible for Future Sale," "Business -- Legal Proceedings," "Description of Capital Stock," and "Shares Eligible for Future Sale," and (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

              (x) after inquiry of various officers of the Company, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed as required;

              (xi) such counsel (A) is of the opinion that the Registration Statement and the Prospectus and any supplements or amendments thereto (except as to financial statements and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) believes that (except as to financial statements and other financial and statistical data included therein as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) that the Prospectus (as amended or supplemented, if applicable) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification, except as specified.

          (d) The Underwriters shall have received on the Closing Date an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, special counsel for the Company, dated the Closing Date, to the effect that the statements in the Prospectus under "Risk Factors -- Regulation in the Cable Television Industry," "Legislation and Regulation" and "Business -- Competition," insofar as such statements constitute a summary of the matters or proceedings referred to therein fairly present the information called for with respect to such matters or proceedings.

          (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and (xi) of paragraph (c) above.

          The opinions of Sullivan & Worcester, a Registered Limited Liability Partnership under the laws of the State of New York, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo described in paragraphs (c) and (d) above shall be rendered to you at the request of the Company and shall so state therein.

          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in each case in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche LLP and KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut off date" not earlier than the date hereof.

          (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Class A Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Class A Common Stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (h) The Shares shall have been accepted for quotation on the Nasdaq National Market on or before the Closing Date, subject only to official notice of issuance.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.


          6.   Covenants of the Company.  In further consideration of the
               ------------------------
agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 P.M. local time on the business day following the date of this Agreement and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement, and not to file any such proposed amendment or supplement to which you reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith as well as all filing fees payable in connection with the review of the offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD").

          (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1996 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations (including Rule 158) of the Commission thereunder.

          (f) To use its best efforts to accomplish the listing of the Shares on the Nasdaq National Market.

          (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the Shares offering by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market System, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.


          7.  Indemnity and Contribution.  (a) The Company agrees to indemnify
              --------------------------
and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the Prospectus (if used within the period described in Section 6(c) and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to the Company in writing by any Underwriter expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 7, such person (hereinafter, the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter, the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel at the expense of the indemnifying party or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) of this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such
statement or omission.   The Underwriters' respective obligations to contribute
pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e)  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for
--- ----
such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution agreements contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.


          8.  Termination.  This Agreement shall be subject to termination in
              -----------
your absolute discretion by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.


          9.  Effectiveness; Defaulting Underwriters.  This Agreement shall
              --------------------------------------
become effective upon the execution and delivery hereof by the parties hereto.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.


          10.  Counterparts.  This Agreement may be signed in two or more
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


          11.  Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the State of New York.


          12.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                           Very truly yours,

                                           CONTINENTAL CABLEVISION, INC.


                                           By
                                              --------------------------



Accepted, October __, 1995
MORGAN STANLEY & CO.
  INCORPORATED
DONALDSON LUFKIN & JENRETTE SECURITIES
  CORPORATION
LAZARD FRERES & CO. LLC

Acting severally on behalf of
  themselves and the several U.S. Underwriters named in Schedule I hereto.

By Morgan Stanley & Co.
   Incorporated

By
   --------------------------


MORGAN STANLEY & CO.
  INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
LAZARD BROTHERS & CO., LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By Morgan Stanley & Co.
     International Limited


By
   ----------------------------

                                  Schedule I

                               U.S. Underwriters
                               -----------------

                                                    Number of
                                                   Firm Shares
      Underwriter                                To Be Purchased
      -----------                                ---------------
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities
  Corporation
Lazard Freres & Co. LLC



                                                 ---------------


   Total U.S. Firm Shares ...................
                                                 ===============

                                  Schedule II

                           International Underwriters
                           --------------------------

                                                    Number of
                                                   Firm Shares
      Underwriter                                To Be Purchased
      -----------                                ---------------
Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette
  Securities Corporation
Lazard Brothers & Co., Limited



                                                 ---------------


   Total International Firm Shares ..........
                                                 ===============

                                                                       Exhibit A
                                                                       ---------



                           [Form of Lock-up Contract]
                           --------------------------


                                                              ____________, 199_


Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
Lazard Freres & Co. LLC
c/o Morgan Stanley & Co.
      Incorporated
    1585 Broadway
    New York, New York  10036-8293

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette
  Securities Corporation
Lazard Brothers & Co., Limited
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

          The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement with Continental Cablevision, Inc., a Delaware corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including yourselves, of the Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock" or the "Shares").

          In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited on behalf of the Underwriters, it will not, during the period from the date hereof until 180 days after the date of the prospectus (the "Prospectus") first used to confirm sales of Shares, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to Common Stock (i) issued in the Offering, (ii) transferred as a gift or gifts, provided the donee or donees thereof agree in writing as a condition precedent to such gift or gifts to be bound by the terms hereof, (iii) transferred to the transferor's affiliates, as such term is defined in Rule 405 promulgated under the Securities Act of 1933, provided that each transferee agrees in writing as a condition precedent to such transfer to be bound by the terms hereof or (iv) sold to the Company by certain employees under Restricted Stock Purchase Agreements. This agreement shall terminate if a Prospectus is not issued in connection with the Public Offering by _______________, 199_.


                                                   Very truly yours,


                                                   -----------------------------
                                                   (Name)


                                                   -----------------------------
                                                   (Address)


                                      A-2